    NEWS RELEASE

At RF Micro Devices                                                  At the Financial Relations Board
Dean Priddy                          Doug DeLieto                    Joseph Calabrese
Chief Financial Officer         VP, Investor Relations       (212) 827-3772
(336) 931-7975                    (336) 678-5091

For Immediate Release
April 25, 2006

                     RFMD DELIVERS RECORD REVENUE AND EXCEEDS EARNINGS
                                     GUIDANCE IN 4th QUARTER OF FISCAL 2006

     Quarterly Highlights:

•         Record Quarterly Revenue Of $225.9 Million

•         Sales Of POLARIS™ TOTAL RADIO™ Solutions Grow Approximately 78% Sequentially And Exceed
    25% Of Total Quarterly Revenue

•         Two New POLARIS™  Customers Book Orders For Shipments In June 2006 Quarter

•         GAAP Diluted Earnings Per Share Of ($0.01), Including $20.9 Million Of Non-Cash Share-Based
    Compensation Expense And $0.5 Million Of Non-Cash Amortization Of Intangibles

•        Non-GAAP Diluted Earnings Per Share Of $0.09 And Operating Income Of $19.8 (8.7% Of Quarterly
    Revenue), Excluding Non-Cash Share-Based Compensation And Amortization

•        RFMD Currently Expects June Quarterly Revenue Of $230 Million To $245 Million

•        RFMD Currently Expects June Quarterly Earnings Per Share Will Be Approximately $0.05 To $0.07
    On A GAAP Basis And Approximately $0.08 To $0.10 On A Non-GAAP Basis

Greensboro, NC, April 25, 2006 -- RF Micro Devices, Inc. (Nasdaq: RFMD), a leading provider of proprietary radio frequency integrated circuits (RFICs) for wireless communications applications, today reported financial results for its fiscal 2006 fourth quarter ended March 31, 2006.

RFMD's results for the March 2006 quarter reflect strength at the world's leading handset manufacturers, share gains in RF semiconductors and increased sales of transceiver modules and transmit modules, which have higher average selling prices and increase RFMD's average dollar content per handset.  During the March 2006 quarter, sales of RFMD's POLARIS™ TOTAL RADIO™ solutions increased sequentially approximately 78% compared to the December 2005 quarter and represented more than 25% of total quarterly revenue.

Both GAAP and non-GAAP earnings per share for the March quarter exceeded the Company's quarterly financial guidance previously provided on January 24, 2006.  The March 2006 GAAP guidance excluded share-based compensation expense arising from the impact of variable accounting associated with RFMD's option exchange program.  This non-cash variable accounting expense, which totaled $19.9 million, or $0.09 of diluted earnings per share, in the March quarter, was impossible to predict because it was dependent on the Company's closing stock price at the end of the March quarter. The financial statement portion of this release provides additional detail on the effect of share-based compensation on expenses.

GAAP and non-GAAP financial measures are presented in the tables below and are reconciled to the corresponding GAAP measures in the financial statement portion of this press release.

GAAP RESULTS
(in millions, except percentages and per share data)	Q4 Fiscal 2006	Q3 Fiscal 2006	% Change vs. Q3 2006	Q4 Fiscal 2005	% Change vs. Q4 2005

Revenue	$225.9	$208.0	8.6%	$150.4	50.2%
Gross Margin	33.6%	36.1%	(2.5) ppt	29.8%	3.8 ppt
Operating (Loss) Income	$ (1.7)	$ 17.1	(109.9)%	$ (62.9)	97.3%
Net (Loss) Income	$ (1.6)	$ 14.7	(110.7)%	$ (63.0)	97.5%
Diluted EPS	$ (0.01)	$ 0.07	(112.5)%	$ (0.34)	97.5%
NON-GAAP RESULTS (excluding share-based compensation, amortization, restructuring and lease adjustments)
(in millions, except percentages and per share data)	Q4 Fiscal 2006	Q3 Fiscal 2006	% Change vs. Q3 2006	Q4 Fiscal 2005	% Change vs. Q4 2005

Revenue	$225.9	$208.0	8.6%	$150.4	50.2%
Gross Margin	35.0%	36.2%	(1.2) ppt	30.1%	4.9 ppt
Operating Income (Loss)	$19.8	$18.8	5.1%	$(16.5)	219.5%
Net Income (Loss)	$19.9	$16.4	21.5%	$(16.6)	219.8%
Diluted EPS	$ 0.09	$ 0.08	18.7%	$ (0.09)	204.9%

Business Highlights

Revenue

•         Revenue grew 50% year-over-year and 8.6% sequentially to a record $225.9 million

•         Revenue reflected market share gains in cellular transceivers and transmit modules and increasing requirements for GaAs content in mobile devices

•         Growth was driven by all three business units (Cellular, Wireless Connectivity and Infrastructure)

•         Average selling prices within RFMD's Cellular business unit increased by approximately 8%

Transceivers

•         POLARIS™ transceiver sales grew 78% sequentially and exceeded 25% of quarterly revenue

•         Two new POLARIS™ customers placed production orders in the March quarter

•         RFMD is experiencing increased order activity - from new and existing customers - for its POLARIS™ Radio
    Module for EDGE

Power Amplifiers

•         RFMD extended its market share leadership in power amplifiers in the March quarter, based upon continued
    share gains in transmit modules across multiple leading customers

•         RFMD is booked for sequential growth in CDMA, GSM/GPRS, EDGE and WCDMA/HSDPA

Investment Businesses

•         RFMD launched a wireless connectivity platform that enables the integration of multiple wireless technologies, such as FM tuners and Bluetooth functionality, in mobile phones

•         RFMD extended its leadership in WLAN power amplifiers for handsets with production shipments of the industry's first front-end module designed for embedded WLAN in handsets

      •         RFMD is booked for sequential growth in GPS, WLAN and Bluetooth components

 Manufacturing Capacity

•         RFMD announced a 40% expansion of its industry-leading GaAs wafer fabrication capacity to support forecasted revenue as the handset market grows and as GaAs content requirements increase with the adoption of transmit modules and multimode handsets

•         RFMD is expanding its internal assembly capacity in Beijing by over 100%

 Financial Guidance And Business Outlook

In the June 2006 quarter, RFMD anticipates continued market share gains and increased sales of higher dollar content products, such as cellular transceiver modules and cellular transmit modules.  Beyond June, RFMD expects revenue, margins and earnings will be impacted favorably by customer momentum, new product launches and recent design wins.

  Revenue in the June 2006 quarter is expected to be in the range of $230 million to $245 million, representing year-over-year growth of approximately 44% to 54%.

  Quarterly GAAP net income in the June 2006 quarter is expected to be in the range of $0.05 to $0.07 per share, including estimated share-based compensation expense and amortization of intangibles of approximately $6.5 million. The methodology used to estimate share-based compensation expense does not factor in items such as new grants, exercises, terminations or amounts that may be capitalized in inventory, and the methodology used to estimate intangible amortization assumes no additional intangible assets are recorded.  The Company currently cannot estimate the impact of share-based compensation on gross margin or operating expenses and will provide this information with its first quarter results.  Accordingly, actual quarterly results may differ from these estimates, and such differences may be material.

•   Quarterly non-GAAP net income is expected to be in the range of $0.08 to $0.10 per share. Non-GAAP net income excludes share-based compensation and intangible amortization.

Comments From Management

Bob Bruggeworth, president and CEO of RFMD, said, "RFMD is achieving record financial performance as the world's leading handset manufacturers continue to select our best-in-class RF semiconductor solutions.  During the March quarter, shipments of our cellular transmit modules continued to increase substantially, and sales of our POLARIS™ transceiver solutions grew to over 25% of total revenue.  We've rapidly taken market share in cellular transceivers and transmit modules, and we expect this trend will continue during the remainder of calendar 2006 and into calendar year 2007.  In the June 2006 quarter we are currently booked for growth in cellular transceivers and transmit modules, as well as in power amplifiers, Bluetooth products, GPS products and WLAN components."

Bruggeworth concluded, "We enter fiscal 2007 with a robust handset market, exceptional customer relationships and a broad-based product portfolio.  We believe we are positioned exceptionally well to leverage these advantages and grow our revenue and earnings per share as the year progresses."

Dean Priddy, CFO and vice president of administration, said, "We're pleased with our ability to generate an increase of $8.7 million in cash and short-term investments during the March quarter, even as we made substantial investments in wafer fab and assembly capacity.  We believe that these investments will enable RFMD to increase revenue and earnings per share as the year progresses by continuing to capture the growing demand for our GaAs and silicon products.  Specifically, the 40% increase in our industry-leading GaAs fab capacity will position us to capture our customers' increasing requirements for multiple power amplifiers and switches in their handsets and wireless LAN applications.  Additionally, our growing position as a mainstream fabless silicon supplier should enable us to expand our dollar content as our cellular transceivers, Bluetooth components and GPS products continue to ramp."

Non-GAAP Financial Measures

RFMD reports gross margin, operating income, net income and earnings per share (EPS) on a GAAP basis and non-GAAP basis.  RFMD believes non-GAAP financial measures provide useful supplemental information to investors and facilitate a better understanding of results of operations as seen through the eyes of management.  RFMD has chosen to provide this supplemental information to enable investors to perform additional comparisons of operating results and analyze financial performance without the impact of certain non-cash expenses or unusual items that may obscure trends in the Company's underlying performance.  Management uses these non-GAAP financial measures internally to make strategic decisions, forecast future results and evaluate the Company's current performance.  These non-GAAP financial measures are not in accordance with, or an alternative for, GAAP and may differ from non-GAAP financial measures used by other companies.

RF Micro Devices will conduct a conference call at 5:00 p.m. ET today to discuss today's press release.  The conference call will be broadcast live over the Internet and can be accessed by any interested party at www.earnings.com or www.rfmd.com (under Investor Info).  A telephone playback of the conference call will be available approximately one hour after the call's completion by dialing 303-590-3000 and entering pass code 11058061.

About RF Micro Devices
RF Micro Devices, Inc., an ISO 9001- and ISO 14001-certified manufacturer, designs, develops, manufactures and markets proprietary radio frequency integrated circuits (RFICs) for wireless communications products and applications. The Company is a leading supplier of power amplifiers, one of the most critical radio frequency (RF) components in cellular phones.  The Company is also the leading manufacturer of GaAs HBT, which offers distinct advantages over other technologies for the manufacture of current- and next-generation power amplifiers.  The Company's products are included primarily in cellular phones, base stations, wireless local area networks (WLANs), cable television modems and global positioning systems (GPS).  The Company derives revenue from the sale of standard and custom-designed products.  The Company offers a broad array of products including amplifiers, mixers, modulators/demodulators and single-chip transmitters, Bluetooth® products and receivers and transceivers that represent a substantial majority of the RFICs required in wireless subscriber equipment.  The Company's goal is to be the premier supplier of low-cost, high-performance integrated circuits and solutions for applications that enable wireless connectivity.  RF Micro Devices, Inc. is traded on the Nasdaq National Market under the symbol RFMD. For more information about RFMD, please visit www.rfmd.com <http://www.rfmd.com>.

This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions and are not historical facts and typically are identified by use of terms such as "may," "will," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue" and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements included herein represent management's current judgment and expectations, but our actual results, events and performance could differ materially from those expressed or implied by forward-looking statements. We do not intend to update any of these forward-looking statements or publicly announce the results of any revisions to these forward-looking statements, other than as is required under the federal securities laws. RF Micro Devices' business is subject to numerous risks and uncertainties, including variability in quarterly operating results, the rate of growth and development of wireless markets, risks associated with the operation of our wafer fabrication facilities, molecular beam epitaxy facility, our assembly facility and our test, tape and reel facilities, our ability to attract and retain skilled personnel and develop leaders, variability in production yields, our ability to reduce costs and improve gross margins by implementing innovative technologies, our ability to bring new products to market, our ability to adjust  production capacity in a timely fashion in response to changes in demand for our products, dependence on a limited number of customers and dependence on third parties. These and other risks and uncertainties, which are described in more detail in RF Micro Devices' most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, could cause actual results and developments to be materially different from those expressed or implied by any of these forward-looking statements.

RF MICRO DEVICES®, RFMD® and POLARISTM TOTAL RADIOTM are trademarks of RFMD, LLC.  BLUETOOTH is a trademark owned by Bluetooth SIG, Inc., U.S.A. and licensed for use by RF Micro Devices, Inc.  All other trade names, trademarks and registered trademarks are the property of their respective owners.

Tables To Follow

RF MICRO DEVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended March 31,
	2006 (Unaudited)	2005 (Unaudited)

Total revenue	$225,885	$150,406

Costs and expenses:
Cost of goods sold (1)	149,902	105,602
Research and development (1)	52,034	45,127
Marketing and selling (1)	16,080	12,899
General and administrative (1)	9,505	7,285
Other operating expense	53	42,414

Total costs and expenses (1)	227,574	213,327

Operating loss	(1,689)	(62,921)
Other income (expense), net	654	64

Loss before income taxes	$(1,035)	$(62,857)
Income tax expense	(533)	(116)

Net loss	$(1,568)	$(62,973)

Net loss per share, diluted	$(0.01)	$(0.34)

Weighted average outstanding diluted shares	189,599	187,547

(1) The following table shows the share-based compensation expense included in the cost and expense items shown for the periods presented:

	Three Months Ended March 31, 2006			Three Months Ended March 31, 2005
	As Reported	Share-Based Compensation	Net	As Reported	Share-Based Compensation	Net
Total costs and expenses:
Cost of goods sold	$149,902	$2,992	$146,910	$105,602	$226	$ 105,376
Research and development	52,034	11,132	40,902	45,127	276	44,851
Marketing and selling	16,080	4,196	11,884	12,899	457	12,442
General and administrative	9,505	2,623	6,882	7,285	269	7,016
Other operating expense	53	-	53	42,414	-	42,414
Total costs and expenses	$227,574	$20,943	$206,631	$213,327	$1,228	$212,099

RF MICRO DEVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except per share data)

	Twelve Months Ended March 31,
	2006 (Unaudited)	2005 (Audited)

Total revenue	$770,247	$634,204

Costs and expenses:
Cost of goods sold (1)	501,224	417,079
Research and development (1)	168,858	156,464
Marketing and selling (1)	52,121	47,409
General and administrative (1)	29,589	25,053
Other operating expense (income)	(251)	49,469

Total costs and expenses (1)	751,541	695,474

Operating income (loss)	18,706	(61,270)
Loss in equity method investee	-	(1,761)
Other income (expense), net	1,505	(2,433)

Income (loss) before income taxes	$20,211	$(65,464)
Income tax expense	(3,881)	(581)

Net income (loss)	$16,330	$(66,045)

Net income (loss) per share, diluted	$0.08	$(0.35)

Weighted average outstanding diluted shares	192,781	186,985

(1) The following table shows the share-based compensation expense included in the cost and expense items shown for the periods presented:

	Twelve Months Ended March 31, 2006			Twelve Months Ended March 31, 2005
	As Reported	Share- Based Compensation	Net	As Reported	Share- Based Compensation	Net
Total costs expenses:
Cost of goods sold	$501,224	$3,760	$497,464	$417,079	$959	$416,120
Research and development	168,858	12,261	156,597	156,464	1,273	155,191
Marketing and selling	52,121	5,532	46,589	47,409	2,223	45,186
General and administrative	29,589	3,472	26,117	25,053	921	24,132
Other operating expense (income)	(251)	-	(251)	49,469	-	49,469
Total costs and expenses	$751,541	$25,025	$726,516	$695,474	$5,376	$690,098

RF MICRO DEVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31, 2006	December 31, 2005	March 31, 2005

GAAP operating expenses	$77,672	$57,855	$107,725
Share-based compensation expense	17,951	708	1,002
Amortization of intangible assets	289	274	983
Lease adjustment	-	-	1,483
Discontinuation of WLAN chipset development efforts	53	380	42,414
Non-GAAP operating expenses	59,379	56,493	61,843

GAAP operating (loss) income	(1,689)	17,126	(62,921)
Share-based compensation expense	20,943	862	1,228
Amortization of intangible assets	457	442	1,255
Lease adjustment	-	-	1,483
Discontinuation of WLAN chipset development efforts	53	380	42,414
Non-GAAP operating income (loss)	19,764	18,810	(16,541)

GAAP net (loss) income	(1,568)	14,678	(62,973)
Share-based compensation expense	20,943	862	1,228
Amortization of intangible assets	457	442	1,255
Lease adjustment	-	-	1,483
Discontinuation of WLAN chipset development efforts	53	380	42,414
Non-GAAP net income (loss)	19,885	16,362	(16,593)

Plus: Income impact of assumed conversions for interest on 1.50% convertible notes	1,060	1,036	-
Non-GAAP net income (loss) plus assumed conversion of notes - Numerator for diluted income per share	$20,945	$17,398	$(16,593)

GAAP weighted average outstanding diluted shares	189,599	222,565	187,547

Adjustments:
Dilutive stock options	6,002	-	-
Assumed conversion of 1.50% convertible notes	30,144	-	-
Non-GAAP weighted average outstanding diluted shares	225,745	222,565	187,547

Non-GAAP net income (loss) per share, diluted	$0.09	$0.08	$(0.09)

GAAP gross margin percentage	33.6%	36.1%	29.8%
Adjustment for share-based compensation	1.3%	0.1%	0.1%
Adjustment for intangible amortization	0.1%	0.0%	0.2%
Non-GAAP gross margin percentage	35.0%	36.2%	30.1%

RF MICRO DEVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Twelve Months Ended March 31,
	2006	2005

GAAP net income (loss)	$16,330	$(66,045)

Share-based compensation expense	25,025	5,376
Amortization of intangible assets	1,706	6,223
Discount and issuance cost write-off related to the extinguishments of the 3.75% convertible debt	-	642
Lease adjustment	-	1,483
In process research and development charge	-	6,201
Customer related payment	5,000	-
Discontinuation of WLAN chipset development efforts (adjustment)	(251)	42,414
Impairment charge	-	391
Non-GAAP net income (loss)	47,810	(3,315)

Plus: Income impact of assumed conversions for interest on 1.50% convertible notes	4,188	-
Non-GAAP net income (loss) plus assumed conversion of notes - Numerator for diluted income per share	$51,998	$(3,315)

GAAP weighted average outstanding diluted shares	192,781	186,985

Adjustments:
Dilutive stock options	-	-
Assumed conversion of 1.50% convertible notes	30,144	-
Non-GAAP weighted average outstanding diluted shares	222,925	186,985

Non-GAAP net income (loss) per share, diluted	$0.23	$(0.02)

GAAP gross margin percentage	34.9%	34.2%
Adjustment for share-based compensation	0.5%	0.2%
Adjustment for intangible amortization	0.1%	0.2%
Non-GAAP gross margin percentage	35.5%	34.6%

RF MICRO DEVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31, 2006 (Unaudited)	March 31, 2005 (Audited)
ASSETS
Current assets:
Cash and cash equivalents	$81,588	$26,016
Short-term investments	68,949	134,828
Accounts receivable, net	115,715	74,545
Inventories	116,782	75,090
Other current assets	19,542	15,970
Total current assets	402,576	326,449

Property and equipment, net	341,293	339,624
Goodwill	117,218	119,694
Investment in Jazz Semiconductor, Inc.	59,265	59,265
Long-term investments	584	365
Intangible assets, net	10,849	11,316
Other assets	3,658	3,033
Total assets	$935,443	$859,746

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$102,772	$74,684
Other short-term liabilities, net	260	4,968
Total current liabilities	103,032	79,652

Long-term debt, net	226,876	226,168
Other long-term liabilities	6,178	5,876
Total liabilities	336,086	311,696

Shareholders' equity:
Total shareholders' equity	599,357	548,050

Total liabilities and shareholders' equity	$935,443	$859,746